NEWS RELEASE
FOR IMMEDIATE RELEASE

Avient Announces First Quarter 2024 Results

•First quarter GAAP EPS from continuing operations of $0.54 compared to $0.23 in the prior year quarter

•First quarter adjusted EPS of $0.76 exceeded guidance of $0.68 primarily as a result of better-than-expected customer demand from defense applications and lower raw material costs

•First quarter adjusted EPS increased 21% over the prior year driven by improved margins from lower raw material costs and favorable mix, and lower net interest expense

•Revised 2024 full-year adjusted EPS guidance range to $2.50 to $2.65, from prior guidance of $2.40 to $2.65 given strong first quarter results; Revised full-year guidance range reflects 6% to 12% growth in adjusted EPS over the prior year

CLEVELAND – May 7, 2024 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable materials solutions, today announced its first quarter results for 2024. The company reported first quarter sales of $829.0 million compared to $845.7 million in the prior year quarter.

First quarter GAAP earnings per share (EPS) from continuing operations was $0.54 compared to $0.23 in the prior year quarter. The company noted that first quarter 2024 GAAP EPS includes $0.06 of special items (see Attachment 3) and $0.16 of intangible amortization expense (see Attachment 1). First quarter 2024 adjusted EPS was $0.76 compared to $0.63 in the prior year.

“It is a positive start to the year, as we grew first quarter adjusted EPS by 21% over the prior year," said Dr. Ashish Khandpur, President and Chief Executive Officer, Avient Corporation. "Our performance was supported by strong demand for our Dyneema® fiber technology used in personal protection applications and raw material deflation. These drivers resulted in total company adjusted EBITDA margin of 17.3% for the quarter, a 150 basis point year-over-year improvement."

Dr. Khandpur added, "From a regional standpoint, the Americas continues to be the most resilient, delivering year over year sales growth in the first quarter. In Greater China, we also saw year over year growth primarily from industrial and healthcare end markets. The underlying growth in these regions helped offset softer demand in Europe and Southeast Asia."

2024 Outlook

“Looking ahead to the second quarter, we expect adjusted EPS of $0.71, a 13% increase over the prior year," said Jamie Beggs, Senior Vice President and Chief Financial Officer, Avient Corporation. "We expect year over year demand improvement from consumer, packaging and defense end markets, which make up roughly half of our portfolio. We also expect raw material deflation to support margin expansion year over year, albeit to a lesser extent than in the first quarter."

Ms. Beggs continued, “On a full-year basis, we remain optimistic about demand conditions improving while remaining mindful of a strengthening U.S. dollar, persistent macro inflation and a higher for longer interest rate environment. Accordingly, we are taking a balanced view considering these factors and our better-than-expected first quarter performance, and raising the low end of our full year guidance. Our revised range for adjusted EBITDA is between $510 million and $535 million, from our previous range of $505 million and $535 million. Our revised range for adjusted EPS is between $2.50 and $2.65, from our previous range of $2.40 and $2.65."

"We are focused on driving profitable, organic, top-line growth while expanding margins," added Dr. Khandpur. "To do so, we will amplify our innovation by prioritizing our investments in high growth end markets with attractive secular trends. This will be an important component to delivering long-term sustainable growth, and I look forward to communicating our detailed strategy later this year."

Avient will provide additional details on its 2024 first quarter and 2024 outlook during its webcast scheduled for 8:00 a.m. Eastern Time on May 7, 2024.

Webcast Details

Avient will host a webcast on Tuesday, May 7, 2024 at 8:00 a.m. EST. The webcast can be viewed live at avient.com/investors, or by clicking on the webcast link here. Conference call participants in the question and answer session should pre-register using the link at avient.com/investors, or here, to receive the dial-in numbers and personal PIN. This information is required to access the conference call. The question and answer session will follow the company’s presentation and prepared remarks.

A recording of the webcast and the slide presentation will be available at avient.com/investors/events-presentations immediately following the conference call and will be accessible for one year.

Non-GAAP Financial Measures

The Company uses both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures include adjusted EPS, adjusted operating income, adjusted EBITDA and adjusted EBITDA margins. Avient's chief operating decision maker uses these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources.

The Company does not provide reconciliations of forward-looking non-GAAP financial measures, such as adjusted EPS and adjusted EBITDA, to the most comparable GAAP financial measures on a forward-looking basis because the Company is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, environmental remediation costs, mark-to-market adjustments associated with benefit plans, acquisition related costs, and other non-routine costs. Each of such adjustments has not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

To access Avient’s news library online, please visit www.avient.com/news-events.

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable materials solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•Dyneema®, the world’s strongest fiber™, enables unmatched levels of performance and protection for end-use applications, including ballistic personal protection, marine and sustainable infrastructure and outdoor sports
•Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy
•Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint
•Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit https://www.avient.com.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; disruptions or inefficiencies in our supply chain, logistics, or operations; changes in laws and regulations in jurisdictions where we conduct business, including with respect to plastics and climate change; fluctuations in raw material prices, quality and supply, and in energy prices and supply; demand for our products and services; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; our ability to achieve strategic objectives and successfully integrate acquisitions, including the implementation of a cloud-based enterprise resource planning system, S/4HANA; and other factors affecting our business beyond our control, including without limitation, changes in the general economy, changes in interest rates, changes in the rate of inflation, geopolitical conflicts and any recessionary conditions. The above list of factors is not exhaustive.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Investor Relations Contact:
Giuseppe (Joe) Di Salvo
Vice President, Treasurer and Investor Relations
Avient Corporation
+1 440-930-1921
giuseppe.disalvo@avient.com

Media Contact:
Kyle G. Rose
Vice President, Marketing and Communications
Avient Corporation
+1 440-930-3162
kyle.rose@avient.com

Attachment 1
Avient Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2024	2023

Sales	$829.0	$845.7
Operating income	94.0	57.1
Net income from continuing operations attributable to Avient shareholders	49.4	20.8
Diluted earnings per share from continuing operations attributable to Avient shareholders	$0.54	$0.23

Senior management uses comparisons of adjusted net income from continuing operations attributable to Avient shareholders and diluted adjusted earnings per share (EPS) from continuing operations attributable to Avient shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
	2024		2023
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income from continuing operations attributable to Avient shareholders	$49.4	$0.54	$20.8	$0.23
Special items, after-tax (Attachment 3)	5.5	0.06	22.3	0.24
Amortization expense, after-tax	14.9	0.16	15.1	0.16
Adjusted net income / EPS	$69.8	$0.76	$58.2	$0.63

Attachment 2
Avient Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2024	2023

Sales	$829.0	$845.7
Cost of sales	550.8	598.1
Gross margin	278.2	247.6
Selling and administrative expense	184.2	190.5
Operating income	94.0	57.1
Interest expense, net	(26.6)	(28.8)
Other (expense) income, net	(0.9)	0.7
Income from continuing operations before income taxes	66.5	29.0
Income tax expense	(16.8)	(7.7)
Net income from continuing operations	49.7	21.3
Loss from discontinued operations, net of income taxes	—	(0.9)
Net income	49.7	20.4
Net income attributable to noncontrolling interests	(0.3)	(0.5)
Net income attributable to Avient common shareholders	$49.4	$19.9

Earnings (loss) per share attributable to Avient common shareholders - Basic:
Continuing operations	$0.54	$0.23
Discontinued operations	—	(0.01)
Total	$0.54	$0.22

Earnings (loss) per share attributable to Avient common shareholders - Diluted:
Continuing operations	$0.54	$0.23
Discontinued operations	—	(0.01)
Total	$0.54	$0.22

Cash dividends declared per share of common stock	$0.2575	$0.2475

Weighted-average shares used to compute earnings per common share:
Basic	91.2	91.0
Diluted	92.0	91.8

Attachment 3
Avient Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended March 31,
	2024	2023
Cost of sales:
Restructuring costs, including accelerated depreciation	$3.6	$(6.6)
Environmental remediation costs	(4.0)	(1.4)
Impact on cost of sales	(0.4)	(8.0)

Selling and administrative expense:
Restructuring and employee separation costs	(0.7)	(11.3)
Legal and other	(3.5)	(4.4)
Acquisition related costs	(1.6)	(3.4)
Impact on selling and administrative expense	(5.8)	(19.1)

Impact on operating income	(6.2)	(27.1)

Other income (loss), net	—	(0.2)

Impact on income from continuing operations before income taxes	(6.2)	(27.3)
Income tax benefit on above special items	1.4	6.9
Tax adjustments(2)	(0.7)	(1.9)
Impact of special items on net income from continuing operations	$(5.5)	$(22.3)

Diluted earnings per common share impact	$(0.06)	$(0.24)

Weighted average shares used to compute adjusted earnings per share:
Diluted	92.0	91.8

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; settlement gains or losses and mark-to-market adjustments associated with gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax impact from non-recurring income tax items, adjustments to uncertain tax position reserves and the establishment, reversal or changes to valuation allowances.

Attachment 4
Avient Corporation
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited) March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$444.3	$545.8
Accounts receivable, net	475.3	399.9
Inventories, net	354.0	347.0
Other current assets	117.1	114.9
Total current assets	1,390.7	1,407.6
Property, net	1,021.7	1,028.9
Goodwill	1,700.1	1,719.3
Intangible assets, net	1,546.5	1,590.8
Other non-current assets	217.1	221.9
Total assets	$5,876.1	$5,968.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$9.6	$9.5
Accounts payable	428.3	432.3
Accrued expenses and other current liabilities	294.2	331.8
Total current liabilities	732.1	773.6
Non-current liabilities:
Long-term debt	2,069.4	2,070.5
Pension and other post-retirement benefits	66.3	67.2
Deferred income taxes	280.0	281.6
Other non-current liabilities	390.5	437.6
Total non-current liabilities	2,806.2	2,856.9
SHAREHOLDERS' EQUITY
Avient shareholders’ equity	2,321.3	2,319.2
Noncontrolling interest	16.5	18.8
Total equity	2,337.8	2,338.0
Total liabilities and equity	$5,876.1	$5,968.5

Attachment 5

Avient Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net income	$49.7	$20.4
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	43.8	48.7
Accelerated depreciation	0.5	1.8
Share-based compensation expense	3.3	3.2
Changes in assets and liabilities:
Increase in accounts receivable	(81.9)	(40.2)
(Increase) decrease in inventories	(12.3)	3.8
Increase (decrease) in accounts payable	1.7	(9.9)
Accrued expenses and other assets and liabilities, net	(47.6)	(50.0)
Net cash used by operating activities	(42.8)	(22.2)

Investing activities
Capital expenditures	(24.4)	(20.3)
Net proceeds from divestiture	—	7.3
Proceeds from plant closures	2.0	—
Other investing activities	(2.1)	—
Net cash used by investing activities	(24.5)	(13.0)

Financing activities
Cash dividends paid	(23.5)	(22.5)
Repayment of long-term debt	(2.7)	(0.8)
Other financing activities	(1.9)	(2.3)
Net cash used by financing activities	(28.1)	(25.6)
Effect of exchange rate changes on cash	(6.1)	2.4
Decrease in cash and cash equivalents	(101.5)	(58.4)
Cash and cash equivalents at beginning of year	545.8	641.1
Cash and cash equivalents at end of period	$444.3	$582.7

Attachment 6
Avient Corporation
Business Segment Operations (Unaudited)
(In millions)

Operating income and earnings before interest, taxes, depreciation and amortization (EBITDA) at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate.

	Three Months Ended March 31,
	2024	2023
Sales:
Color, Additives and Inks	$515.3	$537.0
Specialty Engineered Materials	314.4	309.7
Corporate	(0.7)	(1.0)
Sales	$829.0	$845.7

Gross margin:
Color, Additives and Inks	$171.2	$162.0
Specialty Engineered Materials	107.0	93.9
Corporate	—	(8.3)
Gross margin	$278.2	$247.6

Selling and administrative expense:
Color, Additives and Inks	$96.4	$96.4
Specialty Engineered Materials	53.6	50.8
Corporate	34.2	43.3
Selling and administrative expense	$184.2	$190.5

Operating income:
Color, Additives and Inks	$74.8	$65.6
Specialty Engineered Materials	53.4	43.1
Corporate	(34.2)	(51.6)
Operating income	$94.0	$57.1

Depreciation & amortization:
Color, Additives and Inks	$21.9	$25.8
Specialty Engineered Materials	19.6	21.2
Corporate	2.8	3.5
Depreciation & amortization	$44.3	$50.5

Earnings before interest, taxes, depreciation and amortization (EBITDA):
Color, Additives and Inks	$96.7	$91.4
Specialty Engineered Materials	73.0	64.3
Corporate	(31.4)	(48.1)
Other (expense) income, net	(0.9)	0.7
EBITDA from continuing operations	137.4	108.3
Special items, before tax	6.2	27.3
Depreciation and amortization included in special items	(0.5)	(1.8)
Adjusted EBITDA	$143.1	$133.8

Attachment 7
Avient Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of Avient's annual incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to Avient's performance in prior periods without the effect of items that, by their nature, tend to obscure Avient's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended March 31,
Reconciliation to Consolidated Statements of Income	2024	2023

Sales	$829.0	$845.7

Gross margin - GAAP	278.2	247.6
Special items in gross margin (Attachment 3)	0.4	8.0
Adjusted gross margin	$278.6	$255.6

Adjusted gross margin as a percent of sales	33.6%	30.2%

Operating income - GAAP	94.0	57.1
Special items in operating income (Attachment 3)	6.2	27.1
Adjusted operating income	$100.2	$84.2

Adjusted operating income as a percent of sales	12.1%	10.0%

	Three Months Ended March 31,
Reconciliation to EBITDA and Adjusted EBITDA:	2024	2023
Net income from continuing operations - GAAP	$49.7	$21.3
Income tax expense	16.8	7.7
Interest expense, net	26.6	28.8
Depreciation and amortization	44.3	50.5
EBITDA from continuing operations	137.4	108.3
Special items, before tax	6.2	27.3
Depreciation and amortization included in special items	(0.5)	(1.8)
Adjusted EBITDA	$143.1	$133.8

Adjusted EBITDA as a percent of sales	17.3%	15.8%

	Year Ended December 31, 2023
Reconciliation to Condensed Consolidated Statements of Income	$	EPS

Net income from continuing operations attributable to Avient shareholders	$75.8	$0.83
Special items, after-tax	79.3	0.86
Amortization expense, after-tax	61.5	0.67
Adjusted net income / EPS	$216.6	$2.36

	Three Months Ended June 30, 2023
Reconciliation to Condensed Consolidated Statements of Income	$	EPS

Net income from continuing operations attributable to Avient shareholders	$22.1	$0.24
Special items, after-tax	19.6	0.21
Amortization expense, after-tax	16.2	0.18
Adjusted net income / EPS	$57.9	$0.63